EXHIBIT 24(a)

                                  POWER OF ATTORNEY

               The undersigned, Michael R. Haverty, hereby constitutes and appoints Landon H. Rowland and Joseph D. Monello his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 under the Securities Act of 1933 of Kansas City Southern Industries, Inc., Registration No. 33-69648, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Dated:  April 16, 1996  /s/ Michael R. Haverty
                                      Executive   Vice   President    and
                                      Director
                                      Kansas  City  Southern  Industries, Inc.